To The Board of Directors
Yi Wan Group, Inc.

                       Consent of Independent Accountants
                               Yi Wan Group, Inc.
                          Audited Financial Statements
                           December 31, 2001 and 2000

We consent to the incorporation in the Registration Statement of Yi Wan Group,
Inc. on Form 10 of our report dated February 21, 2002 on our audits of the financial statements of Yi Wan Group, Inc. and subsidiaries as of December 31,
2001 and 2000 and for the years then ended, which our report is incorporated in the Form 10 registration statement.

/s/ Moore Stephens Frazer and Torbet, LLP
Moore Stephens Frazer and Torbet, LLP

Walnut, California
March 25, 2002